UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2020
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01.	Other Events.

On March 24, 2020, Valvoline Inc. (“Valvoline” or the “Company”) issued a press release providing an update on the impact of the COVID-19 virus on Company operations and withdrawing its financial guidance for the fiscal year ending September 30, 2020. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In addition, Valvoline is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019. The Company’s risk factors are hereby updated as follows:

Pandemics, epidemics or disease outbreaks, such as the novel coronavirus (COVID-19 virus), may disrupt Valvoline’s business and operations, which could materially affect Valvoline’s financial condition, results of operations and forward-looking expectations.

Pandemics, epidemics or disease outbreaks in the United States or globally, may disrupt Valvoline’s business, which could materially affect its results of operations, financial condition and forward-looking expectations. In December 2019, a novel strain of coronavirus (COVID-19 virus) was identified in Wuhan, China and since that time it has continued to spread globally, including the United States, leading the World Health Organization to declare the COVID-19 virus outbreak a global pandemic in March 2020. Valvoline continues to monitor its operations, the operations of its customers, suppliers, franchisees and various government recommendations and has temporarily closed its corporate headquarters in Lexington, Kentucky while implementing work-from-home protocols, and although it has not yet done so, Valvoline may voluntarily elect or be required to temporarily close or reduce operations at its Quick Lubes service center stores, manufacturing plants or remove its employees and personnel from the field for their protection. In addition, in February 2020, Valvoline temporarily halted construction on its lubricants plant in China and implemented work-from-home protocols for employees in its China office due to the impact of the COVID-19 virus. Construction on the lubricants plant resumed and work-from-home protocols in China largely ended in early March 2020. The spread of the COVID-19 virus may materially adversely affect Valvoline’s ability to implement its growth plans, including, without limitation, delay construction or acquisition of new Quick Lubes service center stores; negatively impact Valvoline’s ability to successfully execute plans to enter into new markets; reduce demand for Valvoline’s products; cause Valvoline to experience inefficiencies in the supply chain, including but not limited to, the delivery of products and services to Valvoline’s customers, receipt of raw materials from suppliers or increased costs of raw materials; or negatively impact Valvoline’s ability to maintain operations. In addition, the COVID-19 virus has and may continue to impact customer traffic at Valvoline’s Quick Lubes service center stores. Also, the impact of the COVID-19 virus on Valvoline’s largest franchisees, including the failure of one or more franchisees, creates additional risk due to Valvoline’s dependence on their growth, financial and operating performance. These factors and any additional developments as a result of the COVID-19 virus, or other pandemics, epidemics or disease outbreaks may materially adversely affect Valvoline’s business or results of operations, and may impact Valvoline’s liquidity or financial condition, and forward-looking expectations, particularly if they are in place for an extended period of time.

The extent to which the spread of the COVID-19 virus impacts Valvoline’s business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the spread of the COVID-19 virus and the actions to contain the virus or treat its impact, among others. These events, if they continue to grow in scope, intensify in severity or are sustained for several months, could result in a period of business and manufacturing disruption, inventory shortage, and reduced sales and profitability. A significant outbreak of the COVID-19 virus and other infectious diseases could result in a widespread health crisis that may adversely affect the economies and financial markets worldwide, resulting in an economic downturn. Any of these factors could unfavorably impact Valvoline’s business, financial condition, results of operations and forward-looking expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release providing an update on COVID-19, dated March 24, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: March 24, 2020	By:	/s/ Julie M. O'Daniel
Julie M. O'Daniel
Senior Vice President, Chief Legal Officer & Corporate Secretary